EXHIBIT 10.1

FORM OF

BUSINESS MANAGEMENT AGREEMENT

THIS BUSINESS MANAGEMENT AGREEMENT (this “Agreement”), dated as of                     , 2008, is entered into by and between INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation (the “Company”), and INLAND DIVERSIFIED BUSINESS MANAGER & ADVISOR INC., an Illinois corporation (the “Business Manager”).

WITNESSETH:

WHEREAS, the Company has registered with the Securities and Exchange Commission to issue Shares (as defined in Section 1 below) in a public offering and may subsequently issue securities other than these Shares (“Securities”);

WHEREAS, the Company intends to qualify to be taxed as a REIT (as defined in Section 1 below), and intends to make investments permitted by the terms of the Articles of Incorporation (as defined below) and Sections 856 through 860 of the Code (as defined in Section 1 below);

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Business Manager and to have the Business Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors (as defined in Section 1 below), all as provided herein; and

WHEREAS, the Business Manager is willing to undertake to render these services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.             Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:

“Acquisition Co.” means Inland Real Estate Acquisitions, Inc., an Illinois corporation.

“Acquisition Expenses” means any and all expenses incurred by the Company, the Business Manager or any Affiliate of either in connection with selecting, evaluating or acquiring any investment in Real Estate Assets, including but not limited to legal fees and expenses, travel and communication, appraisals and surveys, nonrefundable option payments regardless of whether the Real Estate Asset is acquired, accounting fees and expenses, computer related expenses, architectural and engineering reports, environmental and asbestos audits and surveys, title insurance and escrow fees, and personal and miscellaneous expenses.

“Acquisition Fees” means the total of all fees and commissions, excluding Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to the Company, the Business Manager or any Affiliate of either) in connection with an investment in Real Estate Assets or purchasing, developing or constructing a property by the Company. For these purposes, the fees or commissions shall include any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fee (including points), or any fee of a similar nature, however designated, except for development fees and construction fees paid to any Person not Affiliated with the Sponsor or Business Manager in connection with the development and construction of a project, or fees in connection with temporary short-term investments acquired for purposes of cash management.

“Acquisition of a Real Estate Operating Company” means the acquisition of a Real Estate Operating Company by the Company or a wholly-owned subsidiary of the Company: (i) by purchasing a Controlling Interest in a Real Estate Operating Company, or by merger or other business combination, reorganization or tender offer or (ii) by acquiring all or substantially all of a Real Estate Operating Company’s assets in a single purchase or series of purchases.

“Affiliate” means, with respect to any other Person:

(a)           any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person;

(b)           any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person;

(c)           any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(d)           any executive officer, director, trustee, general partner or manager of such other Person; and

(e)           any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Affiliated Directors” means those directors of the Company who are employed by the Sponsor or one of its direct or indirect subsidiaries.

“Articles of Incorporation” means the articles of incorporation of the Company, as amended or restated from time to time.

“Average Invested Assets” means, for any period, the average of the aggregate Book Value of the assets of the Company, including all intangibles and goodwill, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by Real Estate Assets including amounts invested in joint ventures, REITs and other Real Estate Operating Companies, before reserves for amortization and depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. For purposes of calculating the Management Fee pursuant to Section 8(a) of the Agreement, Average Invested Assets shall not include any investments in securities.

“Board of Directors” means the persons holding the office of director of the Company as of any particular time under the Articles of Incorporation.

“Book Value” means the value of the particular asset on the books and records of the Company, before any allowance for depreciation or amortization.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or corresponding provisions of subsequent revenue laws.

“Company Fixed Assets” means the Real Property, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in conducting its business.

“Controlling Interest” means an interest equal to or greater than fifty and one-tenth percent (50.1%) of the capital stock or other equity of an entity.

“Current Return” means a non-cumulative, non-compounded return, equal to five percent (5%) per annum on Invested Capital, paid on an aggregate basis from distributions from all sources.

“Determination Date” means the day on which Market Value is determined.

“Equity Stock” means all classes or series of capital stock of the Company, including, without limit, its common stock, $.001 par value per share, and preferred stock, $.001 par value per share.

“Fiscal Year” means the calendar year ending December 31.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Gross Offering Proceeds” means the total proceeds from the sale of 700,000,000 Shares in the Offering before deducting Offering Expenses. For purposes of calculating Gross Offering Proceeds, the selling price for all Shares, including those for which volume discounts apply, shall be deemed to be $10.00 per Share. Unless specifically included in a given calculation, Gross Offering Proceeds does not include any proceeds from the sale of Shares under the Company’s distribution reinvestment plan.

“Independent Director” means any director of the Company who:

(a)           is not associated and has not been associated within the two years prior to becoming an Independent Director, directly or indirectly, with the Company, the Sponsor or the Business Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Business Manager or any of their Affiliates;

(b)           does not serve as a director for more than three REITs organized by the Sponsor or advised by the Business Manager or any of its Affiliates; and

(c)           performs no other services for the Company, except as a director.

For purposes of this definition, a business or professional relationship will be considered material if the gross revenue derived by the director exceeds five percent (5%) of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Company, the Sponsor, the Business Manager or any of their Affiliates during the last two years.

“Invested Capital” means the aggregate original issue price paid for the Shares reduced by prior distributions, identified as special distributions, from the sale or financing of the Company’s Real Estate Assets.

“Listing” means the filing of a Form 8-A (or any successor form) to register the Shares, or the shares of common stock of any of the Company’s subsidiaries, on a national securities exchange and the approval of an original listing application related thereto by the applicable exchange; provided, that the Company’s common stock, or the common stock of any of the Company’s subsidiaries, shall not be deemed to be Listed until trading in the Shares, or the shares of common stock of any of the Company’s subsidiaries, shall have commenced on the relevant national securities exchange. Upon a Listing, the Shares, or the shares of common stock of the Company’s subsidiaries, shall be deemed Listed. A Listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the holders of the Shares is securities of another issuer that are listed on a national securities exchange; provided, however, that if the merger is effectuated through a wholly owned subsidiary of the Company, the consideration received by the Company shall be distributed to the holders of the Shares.

“Market Value” means the aggregate market value of all of the Shares outstanding at the date of Listing, measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of thirty days during which the Shares are traded, with that period commencing 180 days after Listing.

“Marketing Contribution” means any and all compensation payable to underwriters, dealer managers or other broker-dealers in connection with marketing the sale of Shares, including, without limitation, compensation payable to Inland Securities Corporation, and which may, in the Company’s discretion, include reimbursement for any out-of-pocket, itemized and detailed due diligence expenses incurred in connection with investigating the Company or any offering of Securities made by the Company.

“Management Fee” means any fees payable to the Business Manager under Section 8(a) or Section 10 of this Agreement.

“Net Income” means, for any period, the aggregate amount of total revenues applicable to the period less the expenses applicable to the same period other than additions to reserves for depreciation, bad debts or other similar noncash reserves and Acquisition Expenses and Acquisition Fees to the extent not capitalized, provided, however, that Net Income shall not include any gain recognized upon the sale of the Company’s assets.

“Net Sales Proceeds” means the net proceeds from the sale, grant or conveyance of any Real Estate Assets, including assets owned by a Real Estate Operating Company that is acquired by the Company and operated as one of its subsidiaries, remaining after paying any property disposition fee less any costs incurred in selling the asset including, but not limited to, legal fees and selling commissions and further reduced by the amount of any indebtedness encumbering the asset and any amounts reinvested in one or more Real Estate Assets or set aside as a reserve within one hundred eighty (180) days of closing of sale, grant or conveyance.

“Offering” means the initial public offering of Shares on a “best efforts” basis pursuant to the Prospectus, as amended and supplemented from time to time.

“Offering Expenses” means all expenses incurred by, and to be paid from, the assets of the Company in connection with and in preparing the Company for registration and offering its Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees and expenses of underwriters’ attorneys paid by the Company), expenses for printing, engraving and mailing, salaries of the Company’s employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts, expenses of qualifying the sale of the securities under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees and expenses, and which may, in the Company’s discretion, include reimbursement for any out-of-pocket, itemized and detailed expenses incurred in connection with investigating the Company or any offering of Securities made by the Company.

“Organization Expenses” means the aggregate of all Offering Expenses, including Selling Commissions and the Marketing Contribution.

“Permitted Investment” means any investment that the Company may acquire pursuant to the Articles of Incorporation or its bylaws, including any investment in collateralized mortgage-backed securities and any investment or purchase of interests in a Real Estate Operating Company or other entity owning Properties or loans.

“Person” means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest or any other legal or commercial entity.

“Priority Return” means a non-cumulative, non-compounded return, equal to six percent (6%) per annum on Invested Capital, paid on an aggregate basis from distributions from all sources.

“Property” or “Properties” means interests in (i) Real Property or (ii) any buildings, structures, improvements, furnishings, fixtures and equipment, whether or not located on the Real Property, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, joint ventures, partnerships or other legal entities.

“Prospectus” has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling the Shares to the public.

“Real Estate Assets” means any and all investments in: (i) Properties; (ii) loans, or other evidence of indebtedness secured, directly or indirectly, by interests in Real Property; or (iii) other Permitted Investments (including all rents, income profits and gains therefrom), in each case whether real, personal or otherwise, tangible or intangible, that are transferred or conveyed to, or owned or held by, or for the account of, the Company or any of its subsidiaries.

“Real Estate Operating Company” means: (i) any entity that has equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or (iii) any entity that, either itself or through its subsidiaries:

(a) owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

(b) has a policy or purpose of, or the authority for, reinvesting sale, financing or refinancing proceeds or cash from operations;

(c) has its own directors, managers or managing general partners, as applicable; and

(d) either (1) has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses, or (2) has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

“Real Estate Manager” means any of Inland Diversified Real Estate Services LLC, Inland Diversified Asset Services LLC, Inland Diversified Leasing Services LLC, Inland Diversified Development Services LLC and Inland Diversified Global Services LLC, each a Delaware limited liability company, or any of their successors or assigns, and any other entities owned or controlled by the Sponsor and engaged by the Company to manage a Property or Properties.

“Real Property” means land, rights or interests in land (including, but not limited to, leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on, or used in connection with, land and rights or interest in land.

“REIT” means a real estate investment trust as defined in Sections 856 through 860 of the Code.

“Shares” means the shares of common stock, par value $.001 per share, of the Company, and “Share” means one of those Shares.

“Selling Commissions” means any and all commissions, not to exceed seven and one-half percent (7.5%) of the gross offering price of any Shares, payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares.

“Sponsor” means Inland Real Estate Investment Corporation, a Delaware corporation.

“Stockholders” means holders of shares of Equity Stock.

“Total Operating Expenses” means the aggregate expenses of every character paid or incurred by the Company as determined under GAAP, including the Management Fee and other fees payable hereunder, but excluding:

(a)           the expenses of raising capital such as Offering Expenses, Organization Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of any shares of the Equity Stock;

(b)           property expenses incurred on an individual Property level;

(c)           interest payments;

(d)           taxes;

(e)           non-cash charges such as depreciation, amortization and bad debt reserves;

(f)            any incentive fees payable hereunder; and

(g)           Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with acquiring, disposing and owning real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and property improvements).

2.             Duties of the Business Manager. The Business Manager shall consult with the Company and furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. The Business Manager shall inform the Board of Directors of factors that come to the Business Manager’s attention that may, in its opinion, influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Articles of Incorporation, the Business Manager shall use its commercially reasonable best efforts to:

(a)           identify potential investment opportunities in Real Estate Assets located both in and outside of the United States, and consistent with the Company’s investment objectives and policies; including but not limited to:

(i)            locating, analyzing and selecting potential investments in Real Estate Assets;

(ii)           structuring and negotiating the terms and conditions of acquisition and disposition transactions;

(iii)          arranging for financing and refinancing and making other changes in the asset or capital structure of the Company and disposing of and reinvesting the proceeds from the sale of, or otherwise deal with the investments in, Real Estate Assets; and

(iv)          entering into leases and service contracts, on the Company’s behalf, for Real Estate Assets and, to the extent necessary, performing all functions necessary to maintain and administer the Company’s assets.

(b)           assist the Board of Directors in evaluating these investment opportunities;

(c)           provide the Board of Directors with research and other statistical data and analysis in connection with the Company’s assets, operations and investment policies;

(d)           manage the Company’s day-to-day operations, consistent with the investment objectives and policies established by the Board of Directors from time to time;

(e)           investigate, select and conduct relations with lenders, consultants, accountants, brokers, real estate managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts in the Company’s name with, and retaining and supervising services performed by, such parties in connection with investments that have been or may be acquired or disposed of by the Company;

(f)            cooperate with the Real Estate Managers in connection with real estate management services and other activities relating to the Company’s assets, subject to any requirement under the laws, rules and regulations affecting REITs that own Real Property that the Business Manager or the applicable Real Estate Manager, as the case may be, qualifies as an “independent contractor” as that phrase is used in connection with applicable laws, rules and regulations affecting REITs that own Real Property;

(g)           upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

(h)           assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of Securities of the Company or for other financing on behalf of the Company, provided that in no event may the Business Manager act as a broker, dealer, underwriter or investment advisor of, or for, the Company;

(i)            maintain, with respect to any Real Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

(j)            supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

(k)           subject to the reimbursement of costs associated therewith, provide office space, equipment and personnel as required for the performance of the foregoing services as Business Manager;

(l)            advise the Board of Directors, from time to time, of the Company’s operating results and coordinate preparation, with each Real Estate Manager, of an operating budget including one, three and five year projections of operating results and such other reports as may be appropriate for each Real Estate Asset;

(m)          prepare, on behalf of the Company, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies relating to the Company and its operations;

(n)           undertake and perform all services or other activities necessary and proper to carry out the Company’s investment objectives;

(o)           provide the Company with, or arrange for, all necessary cash management services;

(p)           maintain the Company’s books and records including, but not limited to, appraisals or fairness opinions obtained in connection with acquiring or disposing Real Estate Assets; and

(q)           enter into ancillary agreements with the Sponsor and its Affiliates to arrange for the services and licenses to be provided by the Business Manager hereunder, as summarized on Schedule 2.9(q) hereto.

3.             No Partnership or Joint Venture. The Company and the Business Manager are not, and shall not be deemed to be, partners or joint venturers with each other.

4.             REIT Qualifications. Notwithstanding any other provision of this Agreement to the contrary, the Business Manager shall refrain from taking any action that, in its reasonable judgment or in any judgment of the Board of Directors of which the Business Manager has written notice, would adversely affect the qualification of the Company as a REIT under the Code or that would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its Securities, or that would otherwise not be permitted by the Articles of Incorporation. If any such action is ordered by the Board of Directors, the Business Manager shall promptly notify the Board of Directors that, in the Business Manager’s judgment, the action would adversely affect the Company’s status as a REIT or violate a law, rule or regulation or the Articles of Incorporation and shall refrain from taking such action pending further clarification or instruction from the Board of Directors.

5.             Bank Accounts. At the direction of the Board of Directors or the officers of the Company, the Business Manager shall establish and maintain bank accounts in the name of the Company, and shall collect and deposit into and disburse from such accounts moneys on behalf of the Company, upon such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Business Manager. The Business Manager shall, from time to time, as the Board of Directors or the officers of the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Board of Directors and to the Company’s auditors.

6.             Fidelity Bond. The Business Manager shall not be required to obtain or maintain a fidelity bond in connection with performing its services hereunder.

7.             Information Furnished to the Business Manager. The Board of Directors will keep the Business Manager informed in writing concerning the investment and financing policies of the Company. The Board of Directors shall notify the Business Manager promptly in writing of the Board of Director’s intention to make any investments or to sell or dispose of any existing investments.

8.             Compensation. Subject to the provisions of Section 12 hereof, for services rendered hereunder the Company shall pay to the Business Manager or its Affiliate or designee the following:

(a)           A Management Fee of not more than one percent (1%) of the Average Invested Assets, payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the Average Invested Assets of the Company as of the last day of the immediately preceding quarter; provided that in no event shall the Company be obligated to pay a Management Fee unless and until all of its Stockholders have received the Current Return. The Business Manager will determine, in its sole discretion and on a quarterly basis, the amount of the fee, subject to the limits set forth in this Section 8(a). The obligation to pay this fee terminates if the Company acquires the Business Manager.

(b)           An Acquisition Fee, equal to two and one-half percent (2.5%) of the aggregate purchase price paid, including any borrowings or debt assumed, upon Acquisition of a Real Estate Operating Company; provided, however, that Acquisition Fees shall not be paid for acquisitions solely of a fee interest in Property or for less than a

Controlling Interest in REITs or other Real Estate Operating Companies and shall not be paid in the event that the Company acquires a Controlling Interest in an Affiliate of the Sponsor.  The Company shall pay, at the Business Manager’s option, Acquisition Fees either in cash or by issuing Shares at a per share value equal to the greater of (i) the per share offering price of common stock in the Company’s most recent public offering; (ii) if applicable, the per share price ascribed to shares of common stock used in the Company’s most recent Acquisition of a Real Estate Operating Company; and (iii) $10.00 per share. Any Shares issued will be subject to restrictions on transfer agreed upon by the Business Manager and the Company as well as any transfer restrictions included in the Articles of Incorporation. If the issuance of Shares to pay an Acquisition Fee would result in more than 9.8% of the Company’s common stock being held by The Inland Group, Inc., a Delaware corporation, and its Affiliates including the Business Manager, the Board of Directors may waive the ownership restrictions set forth in the Articles of Incorporation to permit the issuance of the additional Shares and the payment of the Acquisition Fee in that instance. Any waiver by the Board of Directors shall, as a consequence, reduce the aggregate number of Shares of the Company’s common stock that may be held by individuals and entities other than the Business Manager. If the Board of Directors does not waive the ownership restrictions, the Company shall pay any excess fee in cash. The obligation to pay this fee terminates if the Company acquires the Business Manager.

(c)           An incentive fee equal to fifteen percent (15%) of the Net Sales Proceeds; provided that in no event shall the Company be obligated to pay an incentive fee unless and until all of its Stockholders have first received, on an aggregate basis, a ten percent (10%) per annum cumulative, non-compounded return on, plus return of, their Invested Capital. The obligation to pay this fee terminates if the Company acquires the Business Manager.

(d)           Upon a Listing the Company shall pay the Business Manager a listing fee equal to fifteen percent (15%) of the amount by which (i) the Market Value plus the total distributions paid to Stockholders in excess of the Priority Return from inception until the Determination Date exceeds (ii) the Invested Capital, less any distributions of Net Sales Proceeds, plus the total distributions required to be made to the Stockholders in order to pay them the Priority Return from inception through the Determination Date. In the event that, at the time of Listing, Stockholders have not received a return of capital plus the Priority Return, the fee may be paid at the time that the Priority Return is deemed earned, provided, however, that the fee shall be calculated as described in this Section 8(d), as if the return would have been satisfied at the time of Listing. The obligation to pay this fee terminates if the Company acquires the Business Manager.

9.             Expenses.

(a)           In addition to the compensation paid to the Business Manager pursuant to Section 8 or Section 10 hereof, and subject to the limits herein, the Company shall reimburse the Business Manager, the Sponsor and its Affiliates for all expenses paid or incurred by the Business Manager, the Sponsor or its Affiliates to provide certain services and licenses hereunder, including all direct expenses and the costs of salaries and benefits of persons employed by the Business Manager, the Sponsor and its Affiliates and performing services for the Company, except for the salaries and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of the Business Manager.

(b)           Direct expenses that the Company shall reimburse pursuant to Section 9(a) hereof include, but are not limited to:

(i)            any Offering Expenses;

(ii)           Acquisition Expenses incurred in connection with selecting and acquiring Real Estate Assets;

(iii)          the actual cost of goods and services purchased for and used by the Company and obtained from entities not affiliated with the Business Manager;

(iv)          interest and other costs for borrowed money, including points and other similar fees;

(v)           taxes and assessments on income or Real Property and taxes;

(vi)          premiums and other associated fees for insurance policies including director and officer liability insurance;

(vii)         expenses of managing and operating Real Estate Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)        all fees and expenses paid to members of the Board of Directors and the fees and costs of any meetings of the Board of Directors or Stockholders;

(ix)           expenses associated with listing or with issuing Shares and Securities, including advertising expenses, taxes, legal and accounting fees, listing and registration fees and other Organization Expenses and Offering Expenses except for Selling Commissions or other fees and expenses paid by the Dealer Manager to any Soliciting Dealer (as those terms are defined in the Dealer Manager Agreement) pursuant to that certain Dealer Manager Agreement dated                     , 2008 by and between the Company and Inland Securities Corporation;

(x)            expenses associated with dividends or distributions paid in cash or otherwise made or caused to be made by the Company to Stockholders;

(xi)           expenses of organizing the Company and filing, revising, amending, converting or modifying the Articles of Incorporation or the bylaws;

(xii)          all expenses associated with Stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

(xiii)         administrative service expenses including personnel costs in accordance with Section 9(f); provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Business Manager receives a separate fee; provided, further, that any reimbursement of personnel costs shall be subject to the restrictions set forth in Section 9(a);

(xiv)        audit, accounting and legal fees;

(xv)         transfer agent and registrar’s fees and charges; and

(xvi)        expenses relating to any offices or office facilities maintained solely for the benefit of the Company that are separate and distinct from the Company’s executive offices.

(c)           The Company shall also reimburse the Business Manager, the Sponsor and its Affiliates pursuant to Section 9(a) hereof for the salaries and benefits of persons employed by the Business Manager, the Sponsor or its Affiliates and performing services for the Company.

(i)            In the case of the Sponsor, whose employees also provide services for other entities sponsored by, or affiliated with, the Sponsor, the Company shall reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by that person on matters for the Company compared to the time spent by that same person on all matters including the Company’s matters.

(ii)           Except as otherwise agreed in writing by the Company or the Business Manager, the Company shall also reimburse Affiliates of the Sponsor for the salaries and benefits of persons employed by these Affiliates. The salary and benefit costs for each Affiliate shall be determined by multiplying (A) the number of hours spent by all employees of the Affiliate in providing services for the Company by (B) that Affiliate’s “hourly billing rate.”  For these purposes, the “hourly billing rate” will approximate the hourly cost to the Affiliate to provide services to the Company based on:

(1)                                  the average amount of all salaries and bonuses paid to the employees of the Affiliate; and

(2)                                  an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the Affiliate in operating its business except for direct expenses reimbursed by the Company pursuant to Section 9(b) hereof.

(d)           The Business Manager shall prepare a statement documenting the expenses paid or incurred by the Business Manager, the Sponsor and its Affiliates for the Company on a quarterly basis. The Company shall reimburse the Business Manager, the Sponsor and its Affiliates for these expenses within forty-five (45) days after the end of each calendar quarter.

(e)           The Business Manager shall direct its employees, and shall cause the Sponsor and its Affiliates to direct their employees, who perform services for the Company to keep time sheets or other appropriate billing records and receipts in connection with any reimbursement of expenses made by the Company pursuant to this Section 9. All time sheets or other appropriate billing records or receipts shall be made available to the Company upon reasonable request to the Business Manager.

(f)            Permitted reimbursements shall include salaries and related salary expenses for nonsupervisory services that could be performed directly for the Company by independent, non-affiliated third parties such as legal, accounting, transfer agent, data processing and duplication. The Business Manager believes that the employees of the Business Manager, the Sponsor and its Affiliates who may perform services for the Company for which reimbursement is allowed, will have the experience and educational background, in their respective fields of expertise, appropriate for the performance of any such services.

10.           Compensation for Additional Services, Certain Limitations.

(a)           The Company and the Business Manager will separately negotiate and agree on the fees for any additional services that the Company asks the Business Manager or its Affiliates to render in addition to those set forth in Section 2 hereof. Any additional fees or reimbursements to be paid by the Company in connection with the additional services must be fair and reasonable and shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors.

(b)           In extraordinary circumstances fully justified to the official or agency administering the appropriate state securities laws, the Business Manager and its Affiliates may provide other goods and services to the Company if all of the following criteria are met:

(i)            the goods or services must be necessary to the prudent operation of the Company; and

(ii)           if at least ninety-five percent (95%) of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. Extraordinary circumstances shall be presumed to exist only when there is an emergency situation requiring immediate action by the Business Manager or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services that may be performed in extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lockouts, emergency tenant evictions and repair services that require immediate action, as well as operating and releasing properties with respect to which the leases are in default or have been terminated.

11.           Statements. The Business Manager shall furnish to the Company, not later than the tenth (10th) day of each calendar quarter, beginning with the second calendar quarter of the term of this Agreement, a statement computing any Management Fee, Acquisition Fee or incentive fee payable hereunder. The Business Manager shall also furnish to the Company, not later than the thirtieth (30th) day following the end of each Fiscal Year, a statement computing the fees payable to the Business Manager, the Sponsor or its Affiliates for the just completed Fiscal Year; provided that any compensation payable hereunder shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Company’s financial statements.

12.           Reimbursement by Business Manager. The Business Manager shall be obligated to reimburse the Company in the following circumstances:

(a)           On or before the fifteenth (15th) day after the completion of the annual audit of the Company’s financial statements for each Fiscal Year, the Business Manager shall reimburse the Company for the amounts, if any by which the Total Operating Expenses (including the Management Fee and other fees payable hereunder) of the Company for the Fiscal Year just ended exceeded the greater of:

(i)            two percent (2%) of the total of the Average Invested Assets for the just ended Fiscal Year; or

(ii)           twenty-five percent (25%) of the Net Income for the just ended Fiscal Year;

provided, however, that the Business Manager may satisfy any obligation under this Section 12(a) by reducing the amount to be paid the Business Manager under Section 8 or Section 10 hereunder until the Business Manager has satisfied its obligations under this Section 12(a); provided, further, that the Board of Directors, including a majority of the Independent Directors of the Company, may reduce the amount due under this Section 12(a) upon a finding that the increased expenses were caused by unusual or nonrecurring factors.

(b)           If the aggregate of all Organization Expenses exceeds fifteen percent (15%) of the Gross Offering Proceeds or all Offering Expenses (excluding any Selling Commissions and the Marketing Contribution) exceed five percent (5.0%) of the Gross Offering Proceeds, the Business Manager or its Affiliates shall reimburse the Company for, or pay directly, any excess Organization Expenses or Offering Expenses incurred by the Company above these limits.

13.           Other Activities of the Business Manager. Nothing contained herein shall prevent the Business Manager or an Affiliate of the Business Manager from engaging in any other business or activity including rendering services or advising on real estate investment opportunities to any other person or entity. Directors, officers, employees and agents of the Business Manager or of Affiliates of the Business Manager may serve as directors, trustees, officers, employees or agents of the Company, but shall receive no compensation (other than reimbursement for expenses) from the Company for this service.

14.           Term; Termination of Agreement. This Agreement shall have an initial term of one year and, thereafter, will continue in force for successive one year renewals with the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors. It is the duty of the Board of Directors to evaluate the performance of the Business Manager annually before renewing this Agreement, and each renewal shall be for a term of no more than one year. Each extension shall be executed in writing by both parties hereto prior to the expiration of this Agreement or of any extension thereof.

Notwithstanding any other provision of the Agreement to the contrary, this Agreement may be terminated with the mutual consent of the parties. The Company may terminate this Agreement without cause or penalty upon a vote of a majority of the Independent Directors by providing no less than sixty (60) days’ written notice to the Business Manager. In the event of the termination of the Agreement, the Business Manager will cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the functions performed hereunder by the Business Manager.

This Agreement shall also terminate upon the closing of a business combination between the Company and the Business Manager.

If this Agreement is terminated pursuant to this Section 14, the parties shall have no liability or obligation to each other including any obligations imposed by Section 2(a) hereof, except as provided in Section 17.

15.           Assignments. The Business Manager may not assign this Agreement except to a successor organization that acquires substantially all of its property and carries on the affairs of the Business Manager; provided that following the assignment, the persons who controlled the operations of the Business Manager immediately prior thereto, control the operations of the successor organization, including the performance of duties under this Agreement; however, if at any time subsequent to the assignment these persons cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement. This Agreement shall not be assignable by the Company without the consent of the Business Manager, except to a corporation, trust or other organization that is a successor to the Company. Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

16.           Default, Bankruptcy, etc. At the sole option of the Company, this Agreement shall be terminated immediately upon written notice of termination from the Board of Directors to the Business Manager if any of the following events occurs:

(a)           the Business Manager violates any provisions of this Agreement and after notice of the violation, the default is not cured within thirty (30) days; or

(b)           a court of competent jurisdiction enters a decree or order for relief in respect of the Business Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of its property or orders the winding up or liquidation of the Business Manager’s affairs; or

(c)           the Business Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts, as they become due.

The Business Manager agrees that if any of the events specified in subsections (b) and (c) of this Section 17 occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.

17.           Action Upon Termination. The Business Manager shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder, but shall be paid all compensation accruing to the date of termination. Upon termination of this Agreement, the Business Manager shall:

(a)           pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for expenses to which the Business Manager is entitled;

(b)           deliver to the Board of Directors a full accounting, including a statement showing all payments collected by the Business Manager and a statement of all money held by the Business Manager, covering the period following the date of the last accounting furnished to the Board of Directors;

(c)           deliver to the Board of Directors all property and documents of the Company then in the custody of the Business Manager; and

(d)           cooperate with the Company and take all reasonable steps requested by the Company to assist the Board of Directors in making an orderly transition of the functions performed by the Business Manager.

18.           Non-Solicitation. During the period commencing on the date on which this Agreement is entered into and ending one year following the termination of this Agreement, the Company shall not, without the Business Manager’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Business Manager or (ii) hire, on behalf of the Company or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment the Business Manager. During the period commencing on the date hereof through and ending one year following the termination of this Agreement, the Company shall not, whether for its own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the relationship of the Business Manager with, or endeavor to entice away from the Business Manager, any person who during the term of the Agreement is, or during the preceding one-year period, was a customer of the Business Manager.

19.           Tradename and Marks. Concurrent with executing this Agreement, the Company will enter into an agreement granting the Company the right, subject to the terms and conditions of license agreement, to use the “Inland” name and marks.

20.           Amendments. This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise provided herein.

21.           Successors and Assigns. This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

22.           Governing Law. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without regard to its conflicts of law principles.

23.           Liability and Indemnification.

(a)           The Company shall indemnify the Business Manager and its officers, directors, employees and agents (individually an “Indemnitee”, collectively the “Indemnitees”) to the same extent as the Company may indemnify its officers, directors, employees and agents under its Articles of Incorporation and bylaws so long as:

(i)            the Board of Directors has determined, in good faith, that the course of conduct that caused the loss, liability or expense was in the best interests of the Company;

(ii)           the Indemnitee was acting on behalf of, or performing services for, the Company;

(iii)          the liability or loss was not the result of negligence or misconduct on the part of the Indemnitee; and

(iv)          any amounts payable to the Indemnitee are paid only out of the Company’s net assets and not from any personal assets of any Stockholder.

(b)           The Company shall not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met:

(i)            there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

(ii)           the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

(iii)          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

(c)           The Company may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following conditions are satisfied:

(i)            the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnitee for or on behalf of the Company;

(ii)           the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 23(a) hereof;

(iii)          the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

(iv)          the Indemnitee receiving the advances undertakes to repay any monies advanced by the Company, together with the applicable legal rate of interest thereon, in any case(s) in which a court of competent jurisdiction finds that the party is not entitled to be indemnified.

24.           Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given and shall be given by being delivered at the following addresses of the parties hereto:

If to the Company:	Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Ms. Roberta S. Matlin
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

If to the Business Manager:	Inland Diversified Business Manager & Advisor Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Ms. Brenda Gujral
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 24.

25.           Conflicts of Interest and Fiduciary Duties to the Company and to the Company’s Stockholders. The Company and the Business Manager recognize that their relationship is subject to various conflicts of interest. The Business Manager, on behalf of itself and its Affiliates, acknowledges that the Business Manager and its Affiliates have fiduciary duties to the Company and to the Stockholders. The Business Manager, on behalf of itself and its Affiliates, shall endeavor to balance the interests of the Company with the interests of the Business Manager and its Affiliates in making any determination where a conflict of interest exists between the Company and the Business Manager or its Affiliates.

26.          Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Business Management Agreement as of the date first above written.

COMPANY:	BUSINESS MANAGER:

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.	INLAND DIVERSIFIED BUSINESS MANAGER & ADVISOR INC.

By:	By:
Name:	Name:
Its:	Its:

Schedule 2.9

The Business Manager shall enter into ancillary agreements with the Sponsor and its Affiliates to arrange for the services and licenses to be provided by the Business Manager under the Agreement, as summarized below.

•                                          Communications Services. Inland Communications, Inc. will provide marketing, communications and media relations services, including designing and placing advertisements, editing marketing materials, preparing and reviewing press releases, distributing certain stockholder communications and maintaining branding standards.

•                                          Computer Services. Inland Computer Services, Inc., or ICS, will provide data processing, computer equipment and support services and other information technology services, including custom application, development and programming, support and troubleshooting, data storage and backup, email services, printing services and networking services, including Internet access.

•                                          Insurance and Risk Management Services. Inland Risk and Insurance Management Services, Inc. will provide insurance and risk management services, including negotiating and obtaining insurance policies, managing sales contracts, leases and other real estate or corporate agreements and documents and settling claims and reviewing and monitoring the Company’s insurance policies.

•                                          Legal Services. The Inland Real Estate Group, Inc. will provide legal services, including drafting and negotiating real estate purchase and, performing due diligence and rendering legal opinions.

•                                          Office and Facilities Management Services. Inland Office Services, Inc. and Inland Facilities Management, Inc. will provide office and facilities management services, including purchasing and maintaining office supplies and furniture, installing telephones, maintaining security, providing mailroom, courier and switchboard services and contracting with and supervising housekeeping and other facilities maintenance service providers.

•                                          Personnel Services. Inland Human Resource Services, Inc. will provide personnel services, including pre-employment services, new hire services, human resources, benefit administration and payroll and tax administration.

•                                          Property Tax Services. Investors Property Tax Services, Inc. will provide property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•                                          Software License. ICS will grant the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the Agreement. ICS will provide the Business Manager with all upgrades to the licensed software.